EXHIBIT 23.1

CONSENT OF CHAPMAN PETROLEUM ENGINEERING, LTD

INDEPENDENT PETROLEUM ENGINEERS

We consent to the reference to our firm and to the reference to our “Reserve and Economic Evaluation” dated April 1, 2007 in the Annual

Report (Form 10-K), of BMB Munai, Inc.

/s/ Chapman Petroleum Engineering, Ltd.

Chapman Petroleum Engineering, Ltd.

Calgary, Aberta, Canada

June 14, 2007